Exhibit 23.1

Consent of Independent Registered
Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-77457 and 333-112877) pertaining to the Brunswick Retirement Savings Plan, of our report dated June 21, 2005, with respect to the financial statements and schedule of Brunswick Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

ERNST & YOUNG LLP
Chicago, Illinois
June 28, 2005

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-77457 and 333-112878) pertaining to the Brunswick Rewards Plan, of our report dated June 21, 2005, with respect to the financial statements and schedule of Brunswick Rewards Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

ERNST & YOUNG LLP
Chicago, Illinois
June 28, 2005

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-112879) pertaining to the Brunswick Rewards Plan with Variable Profit Sharing, of our report dated June 21, 2005, with respect to the financial statements and schedule of Brunswick Rewards Plan with Variable Profit Sharing included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

ERNST & YOUNG LLP
Chicago, Illinois
June 28, 2005